Exhibit 99.1

FOR IMMEDIATE RELEASE

Stacy Roughan

Director, Investor Relations

IHOP Corp.

818-637-3632

IHOP CORP. REPORTS STRONG FIRST QUARTER 2006 RESULTS

GLENDALE, Calif., April 26, 2006 –  IHOP Corp. (NYSE: IHP) today announced results for its first quarter ended March 31, 2006. Financial performance highlights for the quarter included:

•                  Diluted earnings per share growth of 36.0% to $0.68, including $0.03 per diluted share of stock option and other stock compensation expense

•                  Cash Flow from Operating Activities increased 44.0% to $21.5 million; also cash of $4.2 million was provided by the collection of the Company’s long-term receivables

•                  Strong same-store sales growth of 5.1%, consisting of a healthy balance between increases in traffic and average guest check

•                  4.5% year-over-year growth in the number of system-wide restaurants to a total of 1,252 IHOPs; 10 new restaurants were developed and opened by IHOP franchisees and Florida area licensee during the quarter

•                  3.0% reduction in General & Administrative (G&A) expenses, including stock option and other stock compensation expense

•                  Repurchased 212,600 shares of IHOP stock, totaling $10.6 million, and reduced diluted weighted average shares outstanding by 7.7% year-over-year

Julia A. Stewart, IHOP’s President and Chief Executive Officer, said, “Our first quarter 2006 financial performance was exceptionally strong due to a number of positive factors. Our same-store sales growth of 5.1% for the quarter drove revenue in our core Franchise Operations business substantially higher while expenses in this segment grew at a lower rate. Additionally, we benefited from lower G&A spending as well as the continued reduction in shares outstanding as the result of share repurchase activities over the past year. We are able to deliver outstanding results by focusing on driving top line growth, producing operating leverage through expense control and utilizing our capital in ways that create value for our shareholders through share repurchase and dividend payments. Taken together, these dynamics demonstrated the power and attractiveness of our franchise business model during the first quarter of 2006.”

First Quarter 2006 Performance

IHOP reported an increase of 25.0% in net income to $12.6 million, and an increase of 36.0% in diluted net income per share to $0.68 in the first quarter 2006. Excluding pre-tax stock option and other stock compensation expense of $809,000, net income would have increased 29.8% to $13.1 million, and diluted net income per share would have increased 42.0% to $0.71 in the first quarter 2006. The increases in IHOP’s net income and diluted net income per share resulted primarily from a 15.5% increase in Franchise Operations segment profit due to higher same-store sales performance, which effectively leveraged against modest expense growth in this segment. Additionally, reduced G&A expenses and the reduction in diluted weighted average shares outstanding, due to share repurchase, also contributed to the Company’s strong earnings performance for the first quarter 2006.

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

Cash Flow from Operating Activities increased in the three months ended March 31, 2006 to $21.5 million compared with $14.9 million in the same period in 2005. This increase is due partly to increases in net income and accounts payables in the first quarter of 2006 compared to the same period in 2005. Principal receipts from notes and equipment contracts receivable, which are an additional source of annual cash generation for the Company, amounted to $4.2 million in the first quarter 2006. Capital expenditures were reduced from $1.2 million in the first quarter 2005 to $241,000 in the first quarter 2006, primarily reflecting the Company’s business model change as well as reduced spending associated with Information Technology initiatives and the timing of restaurant development in IHOP’s Company market of Cincinnati.

Strategic Highlights

The following are key business highlights for the first quarter 2006 based on IHOP’s three strategic objectives: Energize the Brand, Improve Operations Performance and Maximize Franchise Development.

•                  Energize the Brand:  IHOP’s sales performance was fueled by programs that were successfully built upon IHOP’s core brand equities, including two appealing limited-time offers featured during the quarter – All You Can Eat Pancakes and Cinn-A-Stacks – as well as extensive efforts supporting the celebration of National Pancake Day. During the quarter, IHOP experienced a healthy balance of traffic and guest check increases, which were the result of effective promotions that motivated guests to visit IHOP restaurants more often and continued pricing moderation by franchisees that further solidified the important price/value relationship IHOP has with its guests.

•                  Improve Operations:  The Company evaluates each franchise operator on an “A” through “F” scale based on a range of objective criteria including Mystery Shop reports, operational assessments, participation in training programs, and the maintenance of required management infrastructure. At the end of the first quarter 2006, 87% of IHOP’s franchisees were rated an “A” or a “B” based on this rating system. This reflects an improvement from 77% of IHOP’s franchisees rated as “A” or “B” operators in the first quarter 2005.

•                  Maximize Franchise Development:  During the first quarter 2006, IHOP franchisees and its Florida area licensee opened 10 new IHOP restaurants, compared to 12 restaurants in the same quarter last year. IHOP also continued to build its U.S. pipeline of franchise development commitments with additional Multi-Store and Single-Store Development Agreements secured in the first quarter 2006 for its franchisees to build 23 new IHOP restaurants over the next several years. As of the end of the first quarter 2006, the Company’s U.S. franchise pipeline included signed, optioned and pending commitments to develop a total of 445 new IHOP restaurants. Additionally, IHOP signed a Multi-Store Development Agreement for international expansion in Nuevo Leon, Mexico, which includes signed and optioned commitments for the development of as many as 21 new IHOP restaurants.

2006 Guidance Reiterated

IHOP reiterated its performance guidance for the full year 2006, which takes into account its strong financial results in the first quarter 2006. IHOP expects its 2006 earnings performance to range between $2.25 and $2.35 per diluted share, including estimated stock option and other stock compensation expense ranging between $2.5 million and $3.5 million for the year. The Company’s earnings performance expectations are primarily based on revenue drivers including positive same-store sales growth of between 2% and 4% and the addition of 64 to 69 new restaurants to the IHOP system in 2006, careful G&A management with expenses expected to range between $65 million to $67 million in 2006 including estimated stock option and other stock compensation expense, as well as continued share repurchases.

Cash from Operations is expected to range between $55 million and $60 million in 2006, and principal receipts from notes and equipment contract receivable are expected to be within the range of $18 million to $20 million. Capital expenditures are expected to range between $12 million to $14 million in 2006, which primarily reflects investment in the development of four IHOP restaurants in its Company market in Cincinnati, Ohio, as well as supporting and optimizing the Company’s Information Technology infrastructure. Cash commitments in 2006 are expected to be approximately $24 million, which includes the first principal repayment of the Company’s private placement debt, other scheduled principal payments on long-term debt and capital lease obligations.

Investor Conference Call Today

IHOP will host an investor conference call to discuss its first quarter 2006 results today, Wednesday, April 26, 2006 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). To participate on the call, please dial 800-659-2056 and reference pass code 78147334. A live webcast of the call will be available on IHOP’s Web site at www.ihop.com, and may be accessed by visiting Conference Calls & Presentations under the site’s Investor Information section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. A telephonic replay of the call may be accessed through May 3, 2006 by dialing 888-286-8010 and referencing pass code 25138462. An online archive of the webcast will also be available on the Investor Information section of IHOP’s Web site.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for more than 45 years. Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California based IHOP Corp. As of March 31, 2006, the end of IHOP’s first quarter, there were 1,252 IHOP restaurants in 48 states and Canada. IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at
(818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan, the availability of suitable locations and terms of the sites designated for development; the ability of franchise developers to fulfill their commitments to build new IHOP restaurants in the numbers and time frames covered by their development agreements; the ability of the Company to franchise its remaining Company-operated restaurants; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the International House of Pancakes brand and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking information is provided by IHOP pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

[Financial Tables to Follow]

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues
Franchise revenues	$45,255	$40,897
Rental income	33,350	33,038
Company restaurant sales	3,372	3,986
Financing revenues	6,540	7,902
Total revenues	88,517	85,823
Costs and Expenses
Franchise expenses	20,498	19,455
Rental expenses	24,648	24,683
Company restaurant expenses	3,756	4,806
Financing expenses	3,040	3,361
General and administrative expenses	15,090	15,563
Other expense, net	1,172	1,625
Total costs and expenses	68,204	69,493
Income before income taxes	20,313	16,330
Provision for income taxes	7,719	6,255
Net income	$12,594	$10,075

Net Income Per Share
Basic	$0.68	$0.50
Diluted	$0.68	$0.50

Weighted Average Shares Outstanding
Basic	18,421	19,991
Diluted	18,650	20,213

Dividends Declared Per Share	$0.25	$0.25

Dividends Paid Per Share	$0.25	$0.25

IHOP CORP. AND SUBSIDIARIES

RESTAURANT DATA

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Restaurant Data
Effective restaurants(a)
Franchise	1,079	1,034
Company	7	8
Area license	155	148
Total	1,241	1,190

System-wide(b)
Sales percentage change(c)	9.4%	4.9%
Same-store sales percentage change(d)	5.1%	0.6%

Franchise
Sales percentage change(c)	10.0%	5.9%
Same-store sales percentage change(d)	5.2%	0.6%

Company
Sales percentage change(c)	(15.4)%	(62.2)%

Area License
Sales percentage change(c)	6.1%	11.4%

(a)                                  “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP system, which includes IHOP restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)                                 System-wide sales are retail sales of IHOP restaurants operated by franchisees, area licensees and the Company, as reported to the Company. Franchise restaurant sales were $479.3 million for the first quarter ended March 31, 2006, and sales at area license restaurants were $52.9 million for the first quarter ended March 31, 2006. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company.

(c)                                 “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)                                “Same-store sales percentage change” reflects the percentage change in sales, in any given fiscal period compared to the prior fiscal period,  for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and store closures, the restaurants open throughout both fiscal periods being compared will be different from period to period. Same-store sales percentage change does not include data on restaurants located in Florida.

IHOP CORP. AND SUBSIDIARIES

RESTAURANT DEVELOPMENT AND FRANCHISING ACTIVITY

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Restaurant Development Activity
Beginning of period	1,242	1,186
New openings
Company-developed	—	2
Franchisee-developed	7	11
Area license	3	1
Total new openings	10	14
Closings
Company and franchise	—	(2)
Area license	—	—
End of period	1,252	1,198

Summary-end of period
Franchise	1,090	1,041
Company	6	8
Area license	156	149
Total	1,252	1,198

Restaurant Franchising Activity
Company-developed	—	3
Franchisee-developed	7	11
Rehabilitated and refranchised	3	3
Total restaurants franchised	10	17
Reacquired by the Company	(2)	(2)
Closed	—	(2)
Net addition	8	13

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$34,919	$23,111
Receivables, net	42,816	43,690
Reacquired franchises and equipment held for sale, net	—	273
Inventories	696	537
Prepaid expenses	1,458	2,899
Total current assets	79,889	70,510
Long-term receivables	315,500	319,335
Property and equipment, net	313,205	317,959
Excess of costs over net assets acquired	10,767	10,767
Other assets	55,629	52,509
Total assets	$774,990	$771,080
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$19,606	$19,564
Accounts payable	21,498	15,083
Accrued employee compensation and benefits	7,348	10,745
Other accrued expenses	9,828	9,030
Deferred income taxes	3,091	2,882
Capital lease obligations	4,597	4,491
Total current liabilities	65,968	61,795
Long-term debt, less current maturities	113,654	114,210
Deferred income taxes	59,300	61,414
Capital lease obligations	171,529	172,681
Other liabilities	71,190	67,134
Commitments and contingencies
Stockholders’ equity
Preferred stock, $1 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized; March 31, 2006: 22,630,009 shares issued and 18,362,236 shares outstanding; December 31, 2005: 22,464,760 shares issued and 18,409,587 shares outstanding	225	225
Additional paid-in capital	122,237	120,922
Retained earnings	340,551	332,560
Deferred compensation	—	(747)
Accumulated other comprehensive loss	(127)	(205)
Treasury stock, at cost (4,267,773 shares and 4,055,173 shares at March 31, 2006 and December 31, 2005, respectively)	(169,537)	(158,909)
Total stockholders’ equity	293,349	293,846
Total liabilities and stockholders’ equity	$774,990	$771,080

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities
Net income	$12,594	$10,075
Adjustments to reconcile net income to cash flows provided by operating activities
Depreciation and amortization	5,025	4,885
Impairment and closure charges	11	54
Deferred income taxes	(1,905)	217
Contribution to ESOP	—	225
Stock-based compensation expense	809	29
Excess tax benefit from stock-based compensation	(269)	—
Tax benefit from stock options exercised	—	622
Changes in operating assets and liabilities
Receivables	725	163
Inventories	(159)	44
Prepaid expenses	1,441	1,027
Accounts payable	6,415	1,387
Accrued employee compensation and benefits	(3,397)	(2,650)
Other accrued expenses	798	(91)
Other	(586)	(1,060)
Cash flows provided by operating activities	21,502	14,927
Cash flows from investing activities
Additions to property and equipment	(241)	(1,163)
Additions to long-term receivables	(144)	(847)
Purchase and redemption of marketable securities, net	—	8,192
Proceeds from sale of land and building	—	890
Principal receipts from notes and equipment contracts receivable	4,242	4,878
Additions to reacquired franchises and equipment held for sale	(239)	(381)
Property insurance proceeds	2,226	—
Cash flows provided by investing activities	5,844	11,569
Cash flows from financing activities
Repayment of long-term debt	(514)	(479)
Principal payments on capital lease obligations	(1,046)	(894)
Dividends paid	(4,603)	(4,992)
Purchase of treasury stock	(10,628)	(2,193)
Proceeds from stock options exercised	984	2,170
Excess tax benefit from stock-based compensation	269	—
Cash flows used in financing activities	(15,538)	(6,388)
Net change in cash and cash equivalents	11,808	20,108
Cash and cash equivalents at beginning of period	23,111	44,031
Cash and cash equivalents at end of period	$34,919	$64,139